Exhibit 99.2

BROADSTONE
NET LEASE, INC.

Academy
SPORTS+OUTDOORS

SNC

Q2 2026 QUARTERLY SUPPLEMENTAL INFORMATION

www.broadstone.com

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About the Data
This data and other information described herein are as of and for the three months ended June 30, 2026 unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with Broadstone Net Lease, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statements and the management’s discussion and analysis of financial condition and results of operations sections.
Forward Looking Statements
Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would be,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or fluctuations in interest rates, local real estate conditions, tenant financial health, and property acquisitions and the timing of these investments and acquisitions. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov.
You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law.
IP Disclaimer
This document contains references to copyrights, trademarks, trade names, and service marks that belong to other companies. Broadstone Net Lease is not affiliated or associated with, and is not endorsed by and does not endorse, such companies or their products or services.

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2026 Broadstone Net Lease, LLC. All rights reserved.	3

Company Overview
Broadstone Net Lease, Inc. (NYSE:BNL) (the “Company”, “BNL”, “us”, “our”, and “we”) is an industrial-focused, diversified net lease real estate investment trust (“REIT”) that invests in primarily single-tenant commercial real estate properties that are net leased on a long-term basis to a diversified group of tenants. We primarily, and selectively, invest in real estate across industrial and retail property types. We target properties with credit worthy tenants in industries characterized by positive business drivers and trends, where the properties are an integral part of the tenants’ businesses and there are opportunities to secure long-term net leases. Through long-term net leases, our tenants are able to retain operational control of their strategically important locations, while allocating their debt and equity capital to fund core business operations rather than real estate ownership.

Executive Team	Board of Directors

John D. Moragne
Chief Executive Officer and Member, Board of Directors
Ryan M. Albano
President and Chief Operating Officer
Kevin M. Fennell
Executive Vice President, Chief Financial Officer and Treasurer
John D. Callan, Jr.
Senior Vice President, General Counsel, and Secretary
Michael B. Caruso
Senior Vice President, Underwriting & Strategy
Will D. Garner
Senior Vice President, Acquisitions
Jennie L. O’Brien
Senior Vice President and Chief Accounting Officer
Molly Kelly Wiegel
Senior Vice President, Human Resources & Administration
Laurie A. Hawkes Chairman of the Board John D. Moragne Chief Executive Officer Michael A. Coke Jessica Duran Laura Felice Richard Imperiale David M. Jacobstein Joseph Saffire James H. Watters
Company Contact Information
Brent Maedl
Director, Corporate Finance & Investor Relations
brent.maedl@broadstone.com
585-382-8507
Transfer Agent
Computershare Trust Company, N.A.
150 Royall Street
Canton, Massachusetts 02021
800-736-3001

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2026 Broadstone Net Lease, LLC. All rights reserved.	4

Quarterly Financial Summary
(unaudited, dollars in thousands except per share data)

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Financial Summary
Investment in rental property	$5,421,933	$5,432,912	$5,328,283	$5,147,649	$5,058,791
Less accumulated depreciation	(823,101)	(803,658)	(772,589)	(745,326)	(721,195)
Property under development	385,067	329,260	265,812	179,172	116,635
Investment in rental property, net	4,983,899	4,958,514	4,821,506	4,581,495	4,454,231
Cash and cash equivalents	11,095	20,310	30,540	81,966	20,784
Restricted cash	1,822	1,369	3,102	1,354	1,192
Total assets	5,865,290	5,845,027	5,717,267	5,519,271	5,326,679
Unsecured revolving credit facility	447,376	397,640	266,036	95,824	197,880
Mortgages, net	40,640	56,197	56,689	57,168	75,685
Unsecured term loans, net	995,423	994,820	994,219	994,550	994,028
Senior unsecured notes, net	1,191,552	1,191,143	1,190,738	1,190,315	846,441
Total liabilities	2,857,183	2,823,678	2,683,806	2,506,762	2,290,858
Total Broadstone Net Lease, Inc. equity	2,881,003	2,892,460	2,901,995	2,884,658	2,906,693
Total equity (book value)	3,008,107	3,021,349	3,033,461	3,012,509	3,035,821

Revenues	122,309	121,401	118,295	114,167	112,986
General and administrative - other	8,925	7,783	7,174	7,486	7,100
Stock based compensation	2,972	2,566	2,492	2,488	2,471
General and administrative	11,897	10,349	9,666	9,974	9,571
Total operating expenses	70,362	58,055	62,384	63,417	69,088
Interest expense	25,785	25,260	25,051	28,230	21,112
Net income	40,255	46,392	35,028	27,065	19,830
Net earnings per common share, diluted	$0.21	$0.24	$0.17	$0.14	$0.10

FFO	79,832	80,697	73,010	70,969	73,695
FFO per share, diluted	$0.40	$0.40	$0.37	$0.36	$0.37
Core FFO	78,528	79,251	77,699	70,386	77,150
Core FFO per share, diluted	$0.39	$0.40	$0.39	$0.35	$0.39
AFFO	78,211	76,850	75,846	74,314	74,308
AFFO per share, diluted	$0.39	$0.38	$0.38	$0.37	$0.38

Net cash provided by operating activities	58,169	76,092	84,567	64,190	79,280
Capital expenditures and improvements	3,058	588	248	542	614
Capital expenditures and improvements - revenue generating	9,515	775	6,337	5,624	1,994
Net cash (used in) provided by investing activities	(43,512)	(162,411)	(284,626)	(174,054)	(131,258)
Net cash provided by (used in) financing activities	(23,419)	74,356	150,380	171,208	62,921
Distributions declared	61,113	59,884	57,919	57,284	57,284
Distributions declared per diluted share	$0.2925	$0.2925	$0.290	$0.290	$0.290

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Balance Sheet
(unaudited, in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Assets
Accounted for using the operating method:
Land	$818,423	$822,795	$781,117	$778,177	$784,092
Land improvements	390,778	381,795	373,405	359,210	360,774
Buildings and improvements	4,161,424	4,173,302	4,118,578	3,954,112	3,871,441
Equipment	11,810	15,324	15,281	16,070	16,070
Total accounted for using the operating method	5,382,435	5,393,216	5,288,381	5,107,569	5,032,377
Less accumulated depreciation	(823,101)	(803,658)	(772,589)	(745,326)	(721,195)
Accounted for using the operating method, net	4,559,334	4,589,558	4,515,792	4,362,243	4,311,182
Accounted for using the direct financing method	25,117	25,303	25,497	25,673	25,845
Accounted for using the sales-type method	14,381	14,393	14,405	14,407	569
Property under development	385,067	329,260	265,812	179,172	116,635
Investment in rental property, net	4,983,899	4,958,514	4,821,506	4,581,495	4,454,231
Cash and cash equivalents	11,095	20,310	30,540	81,966	20,784
Accrued rental income	187,235	184,668	178,880	174,867	172,310
Tenant and other receivables, net	6,223	3,633	4,404	3,573	3,605
Prepaid expenses and other assets	63,259	56,183	55,910	59,866	55,815
Interest rate swap, assets	23,271	19,975	18,248	19,590	23,490
Goodwill	339,769	339,769	339,769	339,769	339,769
Intangible lease assets, net	250,539	261,975	268,010	258,145	256,675
Total assets	$5,865,290	$5,845,027	$5,717,267	$5,519,271	$5,326,679
Liabilities and equity
Unsecured revolving credit facility	$447,376	$397,640	$266,036	$95,824	$197,880
Mortgages, net	40,640	56,197	56,689	57,168	75,685
Unsecured term loans, net	995,423	994,820	994,219	994,550	994,028
Senior unsecured notes, net	1,191,552	1,191,143	1,190,738	1,190,315	846,441
Interest rate swap, liabilities	—	637	1,501	1,994	7,625
Accounts payable and other liabilities	72,493	61,738	60,081	55,662	57,409
Dividends payable	61,113	59,884	59,513	58,665	58,451
Accrued interest payable	10,356	21,759	13,502	9,488	8,542
Intangible lease liabilities, net	38,230	39,860	41,527	43,096	44,797
Total liabilities	2,857,183	2,823,678	2,683,806	2,506,762	2,290,858
Equity
Broadstone Net Lease, Inc. equity:
Preferred stock, $0.001 par value	—	—	—	—	—
Common stock, $0.00025 par value	48	48	48	47	47
Additional paid-in capital	3,504,576	3,502,465	3,502,380	3,463,010	3,459,939
Cumulative distributions in excess of retained earnings	(648,741)	(630,951)	(620,221)	(597,571)	(571,302)
Accumulated other comprehensive income	25,120	20,898	19,788	19,172	18,009
Total Broadstone Net Lease, Inc. equity	2,881,003	2,892,460	2,901,995	2,884,658	2,906,693
Non-controlling interests	127,104	128,889	131,466	127,851	129,128
Total equity	3,008,107	3,021,349	3,033,461	3,012,509	3,035,821
Total liabilities and equity	$5,865,290	$5,845,027	$5,717,267	$5,519,271	$5,326,679

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Income Statement Summary
(unaudited, in thousands except per share data)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Revenues
Lease revenues, net	$122,309	$121,401	$118,295	$114,167	$112,986
Operating expenses
Depreciation and amortization	49,102	41,526	41,768	40,246	42,575
Property and operating expense	5,817	6,180	6,282	6,198	5,003
General and administrative	11,897	10,349	9,666	9,974	9,571
Provision for impairment of investment in rental properties	3,546	—	4,668	6,999	11,939
Total operating expenses	70,362	58,055	62,384	63,417	69,088
Other income (expenses)
Interest income	135	49	(14)	182	122
Interest expense	(25,785)	(25,260)	(25,051)	(28,230)	(21,112)
Gain on sale of real estate	12,990	7,122	8,371	3,259	566
Income taxes	(346)	(311)	(392)	(208)	(199)
Other income (expenses)	1,314	1,446	(3,797)	1,312	(3,445)
Net income	40,255	46,392	35,028	27,065	19,830
Net (income) loss attributable to non-controlling interests	(456)	(27)	(1,902)	(599)	330
Net income attributable to Broadstone Net Lease, Inc.	$39,799	$46,365	$33,126	$26,466	$20,160

Weighted average number of common shares outstanding
Basic (a)	190,692	190,435	188,480	188,099	188,041
Diluted (a)	200,261	199,754	197,935	197,632	197,138
Net earnings per share attributable to common stockholders (b)
Basic	$0.21	$0.24	$0.17	$0.14	$0.11
Diluted	$0.21	$0.24	$0.17	$0.14	$0.10
(a)Excludes 1,102,192 weighted average shares of unvested restricted common stock for the three months ended June 30, 2026
(b)Excludes $0.3 million from the numerator for the three months ended June 30, 2026, related to dividends declared on shares of unvested restricted common stock.

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Funds From Operations (FFO), Core Funds From Operations (Core FFO), and Adjusted Funds From Operations (AFFO)
(unaudited, in thousands except per share data)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income	$40,255	46,392	35,028	$27,065	$19,830
Real property depreciation and amortization	49,021	41,443	41,686	40,164	42,492
Gain on sale of real estate	(12,990)	(7,122)	(8,371)	(3,259)	(566)
Provision for impairment of investment in rental properties	3,546	—	4,667	6,999	11,939
FFO adjustment allocable to joint venture noncontrolling interests	—	(16)	—	—	—
FFO	$79,832	$80,697	$73,010	$70,969	$73,695
Net write-offs of accrued rental income	—	—	1,103	755	3
Other non-core income from real estate transactions	(25)	—	(211)	(27)	(46)
Non-capitalized demolition and other costs	24	—	—	—	—
Cost of debt extinguishment	—	—	—	—	—
Severance and employee transition costs	11	—	—	1	53
Other (income) expenses (a)	(1,314)	(1,446)	3,797	(1,312)	3,445
Core FFO	$78,528	$79,251	$77,699	$70,386	$77,150
Straight-line rent adjustment	(5,567)	(5,630)	(5,140)	(4,960)	(5,586)
Adjustment to provision for credit losses	(14)	—	—	—	(13)
Amortization of debt issuance costs	1,641	1,627	1,566	1,357	1,328
Non-capitalized transaction costs	1,632	6	157	125	142
Realized gain or loss on interest rate swaps and other non-cash interest expense	36	45	14	6,116	7
Amortization of lease intangibles	(1,017)	(1,015)	(1,017)	(1,198)	(1,191)
Stock-based compensation	2,972	2,566	2,492	2,488	2,471
Deferred taxes	—	—	75	—	—
AFFO	$78,211	$76,850	$75,846	$74,314	$74,308

Diluted weighted average shares outstanding (b)	200,261	199,754	197,935	197,632	197,138
Net earnings per diluted share (c)	$0.21	$0.24	$0.17	$0.14	$0.10
FFO per diluted share (c)	0.40	0.40	0.37	0.36	0.37
Core FFO per diluted share (c)	0.39	0.40	0.39	0.35	0.39
AFFO per diluted share (c)	0.39	0.38	0.38	0.37	0.38
(a)Amount includes $1.3 million of unrealized and realized foreign exchange gain, primarily associated with our Canadian dollar denominated revolver borrowings for the three months ended June 30, 2026.
(b)Excludes 1,102,192 weighted average shares of unvested restricted common stock for the three months ended June 30, 2026.
(c)Excludes $0.3 million from the numerator for the three months ended June 30, 2026, related to dividends declared on shares of unvested restricted common stock.

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Lease Revenues Detail
(unaudited, in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Contractual rental amounts billed for operating leases	$109,473	$107,519	$106,196	$102,270	$101,014
Adjustment to recognize contractual operating lease billings on a straight-line basis	5,802	5,848	5,317	5,134	5,753
Net write-offs of accrued rental income	—	—	(1,103)	(755)	—
Variable rental amounts earned	816	757	1,210	732	718
Earned income from direct financing leases	662	667	671	675	679
Interest income from sales-type leases	473	474	474	326	14
Operating expenses billed to tenants	5,012	5,700	5,138	5,752	4,795
Other income from real estate transactions	4	32	392	43	63
Adjustment to revenue recognized for uncollectible rental amounts billed, net	67	404	—	(10)	(50)
Total lease revenues, net	$122,309	$121,401	$118,295	$114,167	$112,986

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Same Store Rent Growth
(unaudited, in thousands)

			Three Months Ended June 30,
	Number of Properties		2026		2025		$ Change	% Change
Same Store Properties:
Contractual rent increases
Total	689		$86,992		$85,383		$1,609	1.9%
Industrial	180		50,400		49,348		1,052	2.1%
Retail	486		29,139		28,750		389	1.4%
Other	23		7,453		7,285		168	2.3%

Revenue generating capital expenditures during periods (a)	6		2,485		2,290		195
Leasing activity	17		2,111		1,541		570
Cash basis tenants (b)	9		2,075		2,109		(34)
Properties under redevelopment	1		—		343		(343)
Transitional capital (d)	—		1,281		1,175		106
Currently vacant	1		—		89		(89)
Same store rental revenue	723		94,944	(c)	92,930	(c)	2,014	2.2%
Industrial	189		54,939		53,165		1,774	3.3%
Retail	505		32,052		31,679		373	1.2%
Other	29		7,953		8,086		(133)	(1.6)%

Non-Same Store Properties:
Investments during periods	43	(e)	15,381		5,199
Contractual rental amounts - current property portfolio	766		110,325		98,129
Sold during periods presented	38	(f)	448		4,067
Contractual rental amounts	804		110,773		102,196

Straight-line and other non-cash adjustments	N/A		6,576		5,937
Other revenue (g)	N/A		4,985		4,858
Constant currency adjustment	N/A		(25)		(5)
Total Lease revenues, net			$122,309		$112,986
(a)Includes initial base rents in addition to the incremental rents for our revenue generating capital expenditures.
(b)Represents tenants as of the most recent period ended whereby collection of rent over the entire lease term is not considered probable. Revenue is recognized based on cash received.
(c)Leasing to new tenants may be impacted by free rent periods in which no cash is being received. Stabilized annual cash rents on these new leases are estimated to be $3.8 million compared to the leases under the previous tenants of $2.9 million. Assuming new leases were stabilized as of January 1, 2026 with no impact to prior periods, pro forma same store rent growth for the three months ended June 30, 2026, would be 2.2%.
(d)Includes Transitional Capital investments that have been stabilized as of January 1, 2025.
(e)Property count excludes Transitional Capital properties.
(f)Properties that have initial base rents during periods presented and are no longer in current property portfolio on June 30, 2026.
(g)Includes operating expenses billed to tenants and other income from real estate transactions, including lease termination fee.

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			Six Months Ended June 30,
	Number of Properties		2026		2025		$ Change	% Change
Same Store Properties:
Contractual rent increases
Total	689		$173,727		$170,553		$3,174	1.9%
Industrial	180		100,653		98,583		2,070	2.1%
Retail	486		58,192		57,425		767	1.3%
Other	23		14,882		14,545		337	2.3%

Revenue generating capital expenditures during periods (a)	6		4,953		4,544		409
Leasing activity	17		4,106		2,782		1,324
Cash basis tenants (b)	9		4,211		4,159		52
Properties under redevelopment	1		352		686		(334)
Transitional capital (d)	—		2,533		2,247		286
Currently vacant	1		—		178		(178)
Same store rental revenue	723		189,882	(c)	185,149	(c)	4,733	2.6%
Industrial	189		109,597		105,864		3,733	3.5%
Retail	505		64,060		63,142		918	1.5%
Other	29		16,225		16,143		82	0.5%

Non-Same Store Properties:
Investments during periods	43	(e)	27,843		9,081
Contractual rental amounts - current property portfolio	766		217,725		194,230
Sold during periods presented	38	(f)	1,950		7,059
Contractual rental amounts	804		219,675		201,289

Straight-line and other non-cash adjustments	N/A		13,264		10,614
Other revenue (g)	N/A		10,718		9,879
Constant currency adjustment	N/A		53		(105)
Total Lease revenues, net			$243,710		$221,677
(a)Includes initial base rents in addition to the incremental rents for our revenue generating capital expenditures.
(b)Represents tenants as of the most recent period ended whereby collection of rent over the entire lease term is not considered probable. Revenue is recognized based on cash received.
(c)Leasing to new tenants may be impacted by free rent periods in which no cash is being received. Stabilized annual cash rents on these new leases are estimated to be $3.8 million compared to the leases under the previous tenants of $2.9 million. Assuming new leases were stabilized as of January 1, 2026 with no impact to prior periods, pro forma same store rent growth for the six months ended June 30, 2026, would be 2.6%.
(d)Includes Transitional Capital investments that have been stabilized as of January 1, 2025.
(e)Property count excludes Transitional Capital properties.
(f)Properties that have initial base rents during periods presented and are no longer in current property portfolio on June 30, 2026.
(g)Includes operating expenses billed to tenants and other income from real estate transactions, including lease termination fee.

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Capital Structure

(in thousands, except per share data)

EQUITY	June 30, 2026
Shares of Common Stock	191,808
OP Units	8,296
Common Stock & OP Units	200,104
Price Per Share / Unit at June 30, 2026	$20.67
IMPLIED EQUITY MARKET CAPITALIZATION	$4,136,152
% of Total Capitalization	60.6%
DEBT
Unsecured Revolving Credit Facility	$447,376
Unsecured Term Loans	1,000,000
Unsecured Term Loan - 2027	200,000
Unsecured Term Loan - 2028	500,000
Unsecured Term Loan - 2029	300,000
Senior Unsecured Notes	1,200,000
Senior Unsecured Notes - 2027	150,000
Senior Unsecured Notes - 2028	225,000
Senior Unsecured Notes - 2030	100,000
Senior Unsecured Public Notes - 2031	375,000
Senior Unsecured Public Notes - 2032	350,000
Mortgage Debt - Various	40,640
TOTAL DEBT	$2,688,016
% of Total Capitalization	39.4%
Floating Rate Debt %	24.1%
Fixed Rate Debt %	75.9%
Secured Debt %	1.5%
Unsecured Debt %	98.5%

Total Capitalization	$6,824,168
Less: Cash and Cash Equivalents	(11,095)
Enterprise Value	$6,813,073

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Equity Rollforward
(in thousands)

	Shares of Common Stock	OP Units	Total Diluted Shares
Balance, January 1, 2026	191,423	8,296	199,719
Grants of restricted stock awards	619	—	619
Retirement of common shares under equity incentive plan	(271)	—	(271)
Balance, March 31, 2026	191,771	8,296	200,067
Grants of restricted stock awards	42	—	42
Forfeiture of restricted stock awards	(5)	—	(5)
Balance, June 30, 2026	191,808	8,296	200,104

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Debt Outstanding
(in thousands)

	Outstanding Balance
(in thousands, except interest rates)	June 30, 2026	December 31, 2025	Interest Rate	Maturity Date
Unsecured revolving credit facility	$447,376	$266,036	applicable reference rate + 0.85% (a)	Mar. 2029	(d)
Unsecured term loans:
2027 Unsecured Term Loan	200,000	200,000	daily simple SOFR + 0.95% (c)	Aug. 2027
2028 Unsecured Term Loan	500,000	500,000	one-month SOFR + 0.95% (b)	Mar. 2028	(e)
2029 Unsecured Term Loan	300,000	300,000	daily simple SOFR + 0.95% (c)	Feb. 2029	(f)
Total unsecured term loans	1,000,000	1,000,000
Unamortized debt issuance costs, net	(4,577)	(5,781)
Total unsecured term loans, net	995,423	994,219
Senior unsecured notes:
2027 Senior Unsecured Notes - Series A	150,000	150,000	4.84%	Apr. 2027
2028 Senior Unsecured Notes - Series B	225,000	225,000	5.09%	Jul. 2028
2030 Senior Unsecured Notes - Series C	100,000	100,000	5.19%	Jul. 2030
2031 Senior Unsecured Public Notes	375,000	375,000	2.60%	Sep. 2031
2032 Senior Unsecured Public Notes	350,000	350,000	5.00%	Nov. 2032
Total senior unsecured notes	1,200,000	1,200,000
Unamortized debt issuance costs and original issuance discounts, net	(8,448)	(9,262)
Total senior unsecured notes, net	1,191,552	1,190,738
Total unsecured debt, net	$2,634,351	$2,450,993
(a)At June 30, 2026 and December 31, 2025, a balance of $377.0 million and $193.0 million, respectively, was subject to daily simple SOFR. The remaining balance of $100.0 million Canadian Dollars (“CAD”) borrowings remeasured to $70.4 million United States Dollars (“USD”) and $73.0 million USD, at June 30, 2026 and December 31, 2025, respectively, and was subject to daily simple CORRA of 2.34% and 2.30% at June 30, 2026 and December 31, 2025, respectively. At June 30, 2026, we had $542.1 million of available capacity under our unsecured revolving credit facility.
(b)At June 30, 2026 and December 31, 2025, one-month SOFR was 3.65% and 3.69%, respectively.
(c)At June 30, 2026 and December 31, 2025, overnight SOFR was 3.68% and 3.87%, respectively.
(d)The unsecured revolving credit facility contains two six-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.0625% of the revolving commitments.
(e)The 2028 Unsecured Term Loan contains two twelve-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.125% of the aggregate principal amount of the loans outstanding under the 2028 term loan facility.
(f)The 2029 Unsecured Term Loan contains two twelve-month extension options subject to certain conditions, including the payment of an extension fee equal to 0.10% of the aggregate principal amount of the loans outstanding under the 2029 term loan facility.

(in thousands, except interest rates)	Origination Date	Maturity Date	Interest Rate	June 30, 2026	December 31, 2025
Lender
Wilmington Trust National Association	Apr. 2019	Feb. 2028	4.92%	$40,640	$41,393	(a) (b) (c) (d)
PNC Bank	Oct. 2016	Nov. 2026	3.62%	—	15,324	(b) (c) (e)
Total mortgages				40,640	56,717
Debt issuance costs, net				—	(28)
Mortgages, net				$40,640	$56,689
(a)Non-recourse debt includes the indemnification/guaranty of the Company pertaining to fraud, environmental claims, insolvency, and other matters.
(b)Debt secured by related rental property and lease rents.
(c)Debt secured by guaranty of the OP.
(d)Mortgage was assumed as part of the acquisition of the related property. The debt was recorded at fair value at the time of assumption.
(e)The mortgage payable to PNC Bank, with a stated maturity of November 2026, was repaid in full in June 2026, prior to its scheduled maturity date.

Year of Maturity	Revolving Credit Facility	Mortgages	Term Loans	Senior Notes	Total
2026	$—	$764	$—	$—	$764
2027	—	1,603	200,000	150,000	351,603
2028	—	38,273	500,000	225,000	763,273
2029	447,376	—	300,000	—	747,376
2030	—	—	—	100,000	100,000
Thereafter	—	—	—	725,000	725,000
Total	$447,376	$40,640	$1,000,000	$1,200,000	$2,688,016

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Interest Rate Swaps
(dollars in thousands)

(in thousands, except interest rates)				June 30, 2026
Counterparty	Maturity Date	Fixed Rate	Variable Rate Index	Notional Amount		Fair Value
Capital One, National Association	July 2026	1.32%	daily compounded SOFR	$35,000		$—
Bank of Montreal	December 2026	2.33%	daily compounded SOFR	10,000		79
Bank of Montreal	December 2026	1.99%	daily compounded SOFR	25,000		241
Toronto-Dominion Bank	March 2027	2.46%	daily compounded CORRA	14,075	(a)	20
Wells Fargo Bank, N.A.	April 2027	2.72%	daily compounded SOFR	25,000		243
Bank of Montreal	December 2027	2.37%	daily compounded SOFR	25,000		622
Capital One, National Association	December 2027	2.37%	daily compounded SOFR	25,000		621
Wells Fargo Bank, N.A.	January 2028	2.37%	daily compounded SOFR	75,000		1,878
Bank of Montreal	May 2029	2.09%	daily compounded SOFR	25,000		1,320
Regions Bank	May 2029	2.11%	daily compounded SOFR	25,000		1,304
Regions Bank	June 2029	2.03%	daily compounded SOFR	25,000		1,365
U.S. Bank National Association	June 2029	2.03%	daily compounded SOFR	25,000		1,365
Regions Bank	August 2029	2.58%	one-month SOFR	100,000		3,766
Toronto-Dominion Bank	August 2029	2.58%	one-month SOFR	45,000		1,712
U.S. Bank National Association	August 2029	2.65%	one-month SOFR	15,000		539
U.S. Bank National Association	August 2029	2.58%	one-month SOFR	100,000		3,775
U.S. Bank National Association	August 2029	1.35%	daily compounded SOFR	25,000		1,951
Toronto-Dominion Bank	December 2030	3.66%	daily simple SOFR	70,000		505
Regions Bank	December 2030	3.66%	daily simple SOFR	55,000		387
Regions Bank	March 2032	2.69%	daily compounded CORRA	14,075	(a)	345
U.S. Bank National Association	March 2032	2.70%	daily compounded CORRA	14,075	(a)	342
Bank of Montreal	March 2034	2.81%	daily compounded CORRA	28,151	(b)	891
Total Swaps				$800,376		$23,271
(a)The contractual notional amount is $20.0 million CAD.
(b)The contractual notional amount is $40.0 million CAD.

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EBITDA, EBITDAre, and Other Non-GAAP Operating Measures
(unaudited, in thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income	$40,255	$46,392	$35,028	$27,065	$19,830
Depreciation and amortization	49,102	41,526	41,768	40,246	42,575
Interest expense	25,785	25,260	25,051	28,230	21,112
Income taxes	346	311	392	208	199
EBITDA	$115,488	$113,489	$102,239	$95,749	$83,716
Provision for impairment of investment in rental properties	3,546	—	4,667	6,999	11,939
Gain on sale of real estate	(12,990)	(7,122)	(8,371)	(3,259)	(566)
EBITDAre	$106,044	$106,367	$98,535	$99,489	$95,089
Adjustment for current quarter investment activity (a)	540	2,548	1,821	1,797	573
Adjustment for current quarter disposition activity (b)	(327)	(80)	(286)	(257)	(490)
Adjustment to exclude non-recurring and other expenses (c)	36	—	2,515	(177)	(332)
Adjustment to exclude net write-offs of accrued rental income	—	—	1,103	755	3
Adjustment to exclude realized / unrealized foreign exchange (gain) loss	(1,288)	(1,446)	1,282	(1,312)	3,445
Adjustment to exclude cost of debt extinguishment	—	—	—	—	—
Adjustment to exclude other income from real estate transactions	(25)	(33)	(392)	(43)	(46)
Adjusted EBITDAre	$104,980	$107,356	$104,578	$100,252	$98,242
Estimated revenues from developments (d)	3,766	3,237	2,867	2,544	1,629
Pro Forma Adjusted EBITDAre	$108,746	$110,593	$107,445	$102,796	$99,871
Annualized EBITDAre	$424,176	$425,467	$394,140	$397,956	$380,356
Annualized Adjusted EBITDAre	419,920	429,425	418,312	401,008	392,968
Pro Forma Annualized Adjusted EBITDAre	434,984	442,371	429,780	411,184	399,484
(a)Reflects an adjustment to give effect to all investments during the quarter, including developments that have reached rent commencement, as if they had been made as of the beginning of the quarter.
(b)Reflects an adjustment to give effect to all dispositions during the quarter as if they had been sold as of the beginning of the quarter.
(c)Amount includes non-capitalized demolition costs recognized in connection with demolition of a property being redeveloped for the three months ended June 30, 2026
(d)Represents estimated contractual revenues based on in-process build-to-suit spend to-date.

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Adjusted EBITDAre	$104,980	$107,356	$104,578	$100,252	$98,242
General and administrative (excluding certain expenses reflected above)	11,886	10,349	9,666	9,984	9,524
Adjusted Net Operating Income ("NOI")	$116,866	$117,705	$114,244	$110,236	$107,766
Straight-line rental revenue, net	(5,828)	(5,928)	(5,676)	(5,282)	(5,693)
Other amortization and non-cash charges	(1,017)	(1,015)	(1,017)	(1,364)	(1,569)
Adjusted Cash NOI	$110,021	$110,762	$107,551	$103,590	$100,504
Annualized Adjusted NOI	$467,464	$470,822	$456,976	$440,944	$431,064
Annualized Adjusted Cash NOI	440,084	443,049	430,204	414,360	402,016

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Net Debt Metrics
(in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Debt
Unsecured revolving credit facility	$447,376	$397,640	$266,036	$95,824	$197,880
Unsecured term loans, net	995,423	994,820	994,219	994,550	994,028
Senior unsecured notes, net	1,191,552	1,191,143	1,190,738	1,190,315	846,441
Mortgages, net	40,640	56,197	56,689	57,168	75,685
Debt issuance costs	13,025	14,056	15,072	15,171	9,578
Gross Debt	2,688,016	2,653,856	2,522,754	2,353,028	2,123,612
Cash and cash equivalents	(11,095)	(20,310)	(30,540)	(81,966)	(20,784)
Restricted cash	(1,822)	(1,369)	(3,102)	(1,354)	(1,192)
Net Debt	2,675,099	2,632,177	2,489,112	2,269,708	2,101,636
Estimated net proceeds from forward equity agreements (a)	(124,313)	(80,551)	(10,964)	(37,257)	(37,722)
Pro Forma Net Debt	$2,550,786	$2,551,626	$2,478,148	$2,232,451	$2,063,914

Leverage Ratios:
Net Debt to Annualized EBITDAre	6.3x	6.2x	6.3x	5.7x	5.5x
Net Debt to Annualized Adjusted EBITDAre	6.4x	6.1x	6.0x	5.7x	5.3x
Pro Forma Net Debt to Annualized Adjusted EBITDAre	5.9x	5.8x	5.8x	5.4x	5.2x
(a)Represents pro forma adjustment for estimated net proceeds from forward sale agreements that have not settled as if they have been physically settled for cash as of the period presented.
Covenants
The following is a summary of key financial covenants for the Company’s unsecured debt instruments. The covenants associated with the Revolving Credit Facility, Unsecured Term Loans with commercial banks, and the Series A-C Senior Unsecured Notes, are reported to the respective lenders via quarterly covenant reporting packages. The covenants associated with the Senior Unsecured Public Notes are not required to be reported externally to third parties, and are instead calculated in connection with borrowing activity and for financial reporting purposes only. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of June 30, 2026, the Company believes it is in compliance with the covenants.

Covenants	Required	Revolving Credit Facility and Unsecured Term Loans	Senior Unsecured Notes Series A, B, & C	Senior Unsecured Public Notes
Leverage ratio	≤ 0.60 to 1.00	0.37	0.39	Not Applicable
Secured indebtedness ratio	≤ 0.40 to 1.00	0.01	0.01	Not Applicable
Unencumbered coverage ratio	≥ 1.75 to 1.00	3.91	Not Applicable	Not Applicable
Fixed charge coverage ratio	≥ 1.50 to 1.00	3.73	3.73	Not Applicable
Total unsecured indebtedness to total unencumbered eligible property value	≤ 0.60 to 1.00	0.39	0.45	Not Applicable
Dividends and other restricted payments	Only applicable in case of default	Not Applicable	Not Applicable	Not Applicable
Aggregate debt ratio	≤ 0.60 to 1.00	Not Applicable	Not Applicable	0.43
Consolidated income available for debt to annual debt service charge	≥ 1.50 to 1.00	Not Applicable	Not Applicable	4.30
Total unencumbered assets to total unsecured debt	≥ 1.50 to 1.00	Not Applicable	Not Applicable	2.32
Secured debt ratio	≤ 0.40 to 1.00	Not Applicable	Not Applicable	0.01

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Debt Maturities
(dollars in millions)
The Company utilizes diversified sources of debt capital including unsecured bank debt, unsecured notes, and secured mortgages (where appropriate).

Weighted Average Debt Maturity: 3.9 years (a)

(a)Our Revolving Credit Facility, 2028 Unsecured Term Loan, and 2029 Unsecured Term Loan reflected above assumes exercise of available extension options subject to certain conditions, including the payment of extension fees.
Swap Maturities
(dollars in millions)

Weighted Average Effective Swap Maturity: 2.9 years

1.70%
2.48%
2.37%
2.37%
3.66%
2.70%
2.81%
$70
$89
$75
$385
$125
$-
$28
$-
$28
$-
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035+
Effective Swaps
Weighted Average Fixed Rate per Year

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Investment Activity
(square feet and dollars in thousands)
The following table summarizes the Company’s investment activity during 2026.

	Q2 2026	Q1 2026		YTD 2026
Acquisitions:
Number of transactions	—	1		1
Number of properties	—	1		1
Square feet	—	316		316
Acquisition price	—	$61,195	(b)	$61,195
Industrial	—	$61,195		$61,195
Retail	—	—		—
Initial cash capitalization rate	—	9.0%	(b)	9.0%
Straight-line yield	—	9.4%	(b)	9.4%
Weighted average lease term (years)	—	4.0	(b)	4.0
Weighted average annual rent increase	—	0.8%	(b)	0.8%

Build-to-suit and redevelopment projects:
Total investments	$77,624	$99,447		$177,071
Build-to-suits	$77,325	$99,447		$176,772
Redevelopments	$299	$—		$299

Revenue generating capital expenditures:
Number of existing properties	2	1		3
Investments	$404	$893		$1,297
Initial cash capitalization rate	11.3%	8.3%		9.2%
Weighted average lease term (years)	13.6	12.9		13.2
Weighted average annual rent increase	2.2%	2.8%		2.5%

Transitional capital:
Investments	$13,462	$10,351		$23,813

Total investments	$91,490	$171,886		$263,376
Total initial cash capitalization rate (a)	11.3%	9.0%		9.0%
Total weighted average lease term (years) (a)	13.6	4.1		4.1
Total weighted average annual rent increase (a)	2.2%	0.8%		0.8%
(a)Transitional capital, which represents a contractual yield on invested capital, and build-to-suit and redevelopment projects, which do not generate revenue until stabilization, are excluded from the calculations of total cash capitalization, weighted average lease terms, and weighted average rent increases.
(b)In connection with this acquisition, the Company expects to fund approximately $7.0 million to re‑parcel up to 80% of the property into two distinct parcels and complete related infrastructure improvements. The sale leaseback investment includes two separate leases, one for each future parcel, consisting of (i) a 12‑year long‑term lease with initial cash rents of $1.5 million and annual rent escalations of 3.0%, and (ii) a one‑year lease with cash rents of $4.0 million. The Company is currently evaluating future options related to the property associated with the short‑term lease, with the objective of maximizing long‑term shareholder value, including potential accretive alternatives, such as redevelopment.

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Development Projects
(square feet and dollars in thousands)
The following tables summarize the Company’s in-process build-to-suit ("BTS") and redevelopment projects as of June 30, 2026:

Build-to-suit developments
Property	Projected Rentable Square Feet	Start Date (a)	Target Stabilization Date/Stabilized Date (a)	Lease Term (Years)	Annual Rent Escalations	Estimated Total Project Investment (a)	Cumulative Investment	QTD Q2 2026 Investment	Estimated Remaining Investment	Estimated Cash Capitalization Rate (a)	Estimated Straight-line Yield (a)
In-process retail BTS:
Sprouts (Bedford, TX)	22	Jul. 2025	Oct. 2026	15.0	0.9%	$9,533	$4,994	$3,422	$4,539	7.2%	7.7%
Hobby Lobby (Granbury, TX)	55	Oct. 2025	Sep. 2026	15.0	0.7%	8,129	2,710	349	5,419	7.1%	7.4%
Academy Sports (Granbury, TX)	55	Oct. 2025	Nov. 2026	15.0	0.6%	12,393	5,311	732	7,082	7.1%	7.4%
Academy Sports (Waco, TX)	68	Dec. 2025	Sep. 2026	15.0	0.6%	14,488	9,061	2,846	5,427	7.2%	7.5%
Academy Sports (Magnolia, TX)	55	Feb. 2026	Nov. 2026	15.0	0.5%	12,975	4,622	1,819	8,353	7.3%	7.5%
Tesla, Inc. (Las Vegas, NV)	60	Jun. 2026	Nov. 2027	15.0	3.0%	39,794	19,191	19,191	20,603	6.7%	8.3%
In-process industrial BTS:
Southwire (Bremen, GA)	1,178	Dec. 2024	Nov. 2026	10.0	2.8%	115,411	83,514	25,634	31,897	7.8%	8.8%
AGCO (Visalia, CA)	115	Jun. 2025	Aug. 2026	12.0	3.5%	19,879	16,909	659	2,970	7.0%	8.5%
Palmer Logistics (Midlothian, TX) (b)	270	Jul. 2025	Aug. 2026	12.3	3.5%	32,063	27,404	6,012	4,659	7.6%	9.2%
Amazon.com Services, LLC (Sarasota, FL)	230	Feb. 2026	May. 2027	15.0	2.3%	46,790	19,594	1,030	27,196	7.5%	8.8%
Tesla, Inc. (Austin, TX)	130	Apr. 2026	Oct. 2027	12.0	3.0%	30,983	7,902	7,902	23,081	6.7%	7.9%

	2,238			12.6	2.5%	342,438	201,212	69,596	141,226	7.4%	8.5%
Stabilized industrial BTS:
Sierra Nevada (Dayton, OH)	122	Oct. 2024	Nov. 2025	15.0	3.0%	53,625	53,625	—	—	7.5%	9.3%
Sierra Nevada (Dayton, OH)	122	Oct. 2024	Mar. 2026	15.0	3.0%	52,203	52,203	3,783	—	7.6%	9.4%
Fiat Chrysler Automobile (Forsyth, GA)	422	Apr. 2025	May. 2026	15.0	3.0%	73,738	51,148	3,390	22,590	6.6%	8.2%
Stabilized retail BTS:
7Brew (Jacksonville, FL)	1	Jun. 2025	Nov. 2025	15.0	1.9%	2,005	2,005	—	—	8.0%	8.8%

Total / weighted average	2,905			13.4	2.7%	$524,009	$360,193	$76,769	$163,816	7.3%	8.6%

Redevelopment projects
Property	Projected Rentable Square Feet	Start Date (a)	Target Stabilization Date (a)	% Leased (c)	Lease Term (Years) (c)	Annual Rent Escalations (c)	Estimated Total Project Investment (a)	Cumulative Investment	QTD Q2 2026 Investment	Estimated Remaining Investment	Original Property ABR (a)	Estimated Stabilized ABR (a)
In-process industrial redevelopment:
1501 Mittel (Chicago, IL MSA)	156	Apr. 2026	May. 2027	—	—	—	$17,906	$3,105	$299	$14,801	$1,409	$2,733
(a)Refer to definitions and explanations appearing at the end of this supplemental document.
(b)Development represents our common and preferred equity investments in a consolidated joint venture, and excludes amounts attributed to non-controlling interest holders.
(c)Redevelopment projects without executed leases are excluded from these metrics; we expect to include once a tenant is secured and a lease is in place.

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The following table summarizes the timing of the Company’s construction investment, quarterly rent, and ABR for in-process and stabilized developments as of June 30, 2026:
(a)Represents aggregated Estimated Total Project Investment for all projects based on estimated timeline of investment dollars on a quarterly basis. Timing of investment amounts are expected to vary based on actual construction at the properties and will be updated if there are any significant changes to expected costs from quarter to quarter.
(b)Amounts calculated based on aggregate of each project’s estimated rent upon stabilization in accordance with the timing of Target Stabilization Date. We expect to update our timing estimates on a quarterly basis.

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Transitional Capital
(dollars in thousands)
The following table summarizes the Company’s transitional capital investments, which are excluded from real estate investment portfolio statistics:

Property (a)	Investment (’000s)	Stabilized Cash Capitalization Rate (b)	Annualized Initial Cash NOI Yield	Remaining Initial Term (Years)
Sunset Hills Retail Center - St. Louis, MO (c) (d)	$57,418	8.0%	7.6%	1.0
Project Triboro Industrial Park - Olyphant, PA (e)	119,368	7.8%	—	2.3

(a)Each of the Company’s transitional capital investments at June 30, 2026 are in the form of preferred equity.
(b)Represents stated yield with unpaid amounts accruing with preferential payment.
(c)Agreement includes an additional $7.8 million commitment of preferred capital at the Company's sole discretion. The remaining commitment at June 30, 2026 is $2.6 million. Agreement contains two one-year extension options subject to a 0.50% extension fee. Repayment at end of term subject to a $3.5 million repayment fee.
(d)Underlying property metrics at June 30, 2026: 28 retail spaces, 0.3 million rentable square feet, 6.9 years of weighted average remaining lease term, 98.3% occupancy rate (based on square feet and including leases that have been executed but rent has not yet commenced), and 99.2% rent collection (on a quarterly basis).
(e)This investment represents preferred equity in four consolidated joint ventures that have acquired land designated for industrial build-to-suit development. Agreements contain two one-year extension options subject to a 0.25% fee for the first option, and a 0.50% fee for the second option, and the right to transfer or sell our preferred equity at any time.

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Dispositions
(square feet and dollars in thousands)
The following table summarizes the Company’s property disposition activity during 2026.

Q1 2026
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Industrial	1	78	$6,500	$12,094	$4,095
Total Properties	1	78	6,500	12,094	4,095
Weighted average cash cap rate					5.6%

Q2 2026
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Industrial	3	565	$49,495	$54,764	$41,232
Retail	6	22	$17,454	$7,275	$6,727
Total Properties	9	587	66,949	62,039	47,959
Weighted average cash cap rate on tenanted properties					6.4%

YTD 2026
Property Type	Number of Properties	Square Feet	Acquisition Price	Disposition Price	Net Book Value
Industrial	4	643	$55,995	$66,858	$45,327
Retail	6	22	$17,454	$7,275	$6,727
Total Properties	10	665	73,449	74,133	52,054
Weighted average cash cap rate on tenanted properties					6.2%

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Portfolio at a Glance: Key Metrics (a)

	June 30, 2026		March 31, 2026	December 31, 2025		September 30, 2025		June 30, 2025
Properties	766		773	771		759		766
U.S. States	44		44	44		44		44
Canadian Provinces	4		4	4		4		4
Total annualized base rent	$439.8	M	$438.8M	$428.8	M	$412.9	M	$404.2	M
Total rentable square footage (“SF”)	41.7	M	41.9M	41.6	M	40.7	M	40.1	M
Tenants	206		209	206		204		205
Brands	195		198	197		195		195
Industries	56		57	57		56		56
Occupancy (based on SF)	100.0%		99.8%	99.8%		99.5%		99.1%
Rent Collection	99.9%		100.0%	100.0%		100.0%		99.6%
Top 10 tenant concentration	20.8%		21.3%	21.1%		21.3%		21.8%
Top 20 tenant concentration	34.4%		34.6%	34.3%		34.7%		35.2%
Investment grade (tenant/guarantor) (b)	20.1%		19.1%	20.2%		20.9%		20.7%
Financial reporting coverage (c)	96.0%		96.0%	95.4%		96.6%		92.4%
Rent coverage ratio (restaurants only)	3.2x		3.2x	3.2x		3.2x		3.3x
Weighted average annual rent increases	2.1%		2.1%	2.1%		2.0%		2.0%
Weighted average remaining lease term	9.3 years		9.5 years	9.6 years		9.5 years		9.7 years
Master leases (based on ABR)
Total portfolio	38.0%		38.0%	38.6%		39.0%		40.1%
Multi-site tenants	64.0%		64.0%	64.9%		66.5%		68.3%

(a)Property metrics exclude transitional capital investments.
(b)Investment grade tenants are our tenants with a credit rating, and tenants that are subsidiaries or affiliates of companies with a credit rating, as of balance sheet date, of a Baa3/BBB- or higher from one of the three major rating agencies (Moody’s/S&P/Fitch).
(c)Includes 14.0% related to tenants not required to provide financial information under the terms of our lease, but whose financial statements are available publicly at June 30, 2026.

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Diversification: Tenants
Top 20 Tenants

Tenant	Property Type	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
Roskam Baking Company, LLC*	Food Processing	7	$16,560	3.8%	2,250	5.4%
United Natural Foods, Inc.	Distribution & Warehouse	1	14,746	3.4%	1,016	2.4%
Sierra Nevada Company, LLC	Manufacturing	3	9,029	2.1%	280	0.7%
Joseph T. Ryerson & Son, Inc.	Distribution & Warehouse	11	8,146	1.9%	1,599	3.8%
AHF, LLC*	Distribution & Warehouse/Manufacturing	7	8,092	1.8%	1,982	4.8%
Dollar General Corporation	General Merchandise	74	7,835	1.8%	717	1.7%
Jack's Family Restaurants LP*	Quick Service Restaurants	43	7,757	1.8%	147	0.4%
Tractor Supply Company	General Merchandise	23	6,566	1.4%	462	1.1%
J. Alexander's, LLC*	Casual Dining	16	6,395	1.4%	131	0.3%
Salm Partners, LLC*	Food Processing	2	6,386	1.4%	426	1.0%
Total Top 10 Tenants		187	$91,512	20.8%	9,010	21.6%

FCA US, LLC	Distribution & Warehouse	2	$6,381	1.4%	538	1.3%
Nestle' USA, Inc.	Cold Storage/Food Processing	2	6,374	1.4%	503	1.2%
Hensley & Company*	Distribution & Warehouse	3	6,354	1.4%	577	1.4%
BluePearl Holdings, LLC**	Animal Services	13	6,065	1.4%	159	0.4%
Axcelis Technologies, Inc.	Flex and R&D	1	6,018	1.4%	418	1.0%
Owens & Minor Distribution, Inc.	Distribution & Warehouse	2	5,960	1.4%	523	1.2%
Red Lobster Hospitality, LLC & Red Lobster Restaurants, LLC*	Casual Dining	18	5,674	1.3%	147	0.4%
Outback Steakhouse of Florida, LLC*(a)	Casual Dining	22	5,635	1.3%	140	0.3%
Academy LTD	General Merchandise	9	5,600	1.3%	535	1.3%
Krispy Kreme Doughnut Corporation	Quick Service Restaurants/Food Processing	27	5,538	1.3%	156	0.4%
Total Top 20 Tenants		286	$151,111	34.4%	12,706	30.5%
(a)Tenant’s properties include 20 Outback Steakhouse restaurants and two Carrabba’s Italian Grill restaurants.
•Subject to a master lease.
**Includes properties leased by multiple tenants, some, not all, of which are subject to master leases.

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Top 20 Tenants (a)

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(a)This document contains references to copyrights, trademarks, trade names, and service marks that belong to other companies. Broadstone Net Lease is not affiliated with or associated with and is not endorsed by and does not endorse such companies or their products or services.

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Diversification: Property Type
(rent percentages based on ABR)

$439.8 M
Annualized
Base Rent

Industrial	63.2%
Distribution & Warehouse	20.3%
Manufacturing	19.0%
Food Processing	12.5%
Flex and R&D	5.6%
Industrial Services	3.0%
Cold Storage	2.8%

Retail	29.3%
General Merchandise	7.9%
Quick Service Restaurants	6.4%
Casual Dining	6.1%
Animal Services	2.7%
Automotive	2.5%
Home Furnishings	1.6%
Healthcare Services	1.4%
Education	0.7%

Other	7.5%
Office	5.2%
Clinical & Surgical	2.3%

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Diversification: Property Type (continued)

Property Type	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
Industrial
Distribution & Warehouse	52	$89,334	20.3%	12,047	28.9%
Manufacturing	80	83,589	19.0%	12,807	30.7%
Food Processing	36	54,877	12.5%	6,050	14.5%
Flex and R&D	9	24,709	5.6%	1,711	4.1%
Industrial Services	21	13,171	3.0%	529	1.3%
Cold Storage	4	12,441	2.8%	874	2.1%
In-Process Developments	6	—	—	—	—
Industrial Total	208	278,121	63.2%	34,018	81.6%
Retail
General Merchandise	156	34,892	7.9%	2,645	6.3%
Quick Service Restaurants	154	27,930	6.4%	516	1.2%
Casual Dining	95	27,046	6.1%	637	1.5%
Animal Services	27	11,767	2.7%	421	1.0%
Automotive	57	10,662	2.5%	733	1.8%
Home Furnishings	13	7,191	1.6%	797	1.9%
Healthcare Services	18	6,149	1.4%	220	0.6%
Education	4	3,003	0.7%	119	0.3%
In-Process Developments	5	—	—	—	—
Untenanted	1	—	—	10	—
Retail Total	530	128,640	29.3%	6,098	14.6%
Other
Office	13	22,936	5.2%	1,238	3.0%
Clinical & Surgical	15	10,070	2.3%	327	0.8%
Other Total	28	33,006	7.5%	1,565	3.8%
Total	766	$439,767	100.0%	41,681	100.0%

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Key Statistics by Property Type

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025
Industrial
Number of properties	208	209	208	207	215
Square feet (000s)	34,018	34,161	33,803	33,081	32,694
Weighted average lease term (years)	10.0	10.2	10.5	10.3	10.5
Weighted average annual rent escalation	2.3%	2.2%	2.2%	2.2%	2.1%
Percentage of total ABR	63.2%	62.8%	61.9%	61.2%	60.7%

Retail
Number of properties	530	535	534	523	521
Square feet (000s)	6,098	6,120	6,120	5,934	5,790
Weighted average lease term (years)	9.2	9.4	9.4	9.5	9.8
Weighted average annual rent escalation	1.7%	1.7%	1.7%	1.7%	1.7%
Percentage of total ABR	29.3%	29.4%	30.1%	30.6%	31.0%

Other
Number of properties	28	29	29	29	30
Square feet (000s)	1,565	1,638	1,638	1,638	1,647
Weighted average lease term (years)	3.5	3.6	3.8	4.1	4.2
Weighted average annual rent escalation	2.4%	2.4%	2.4%	2.4%	2.4%
Percentage of total ABR	7.5%	7.8%	8.0%	8.2%	8.3%

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Diversification: Tenant Industry

Tenant Industry	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
Packaged Foods & Meats	39	$57,802	13.1%	6,338	15.2%
Restaurants	252	55,819	12.7%	1,196	2.9%
Food Distributors	7	28,689	6.5%	2,534	6.1%
Specialty Stores	43	22,351	5.1%	1,932	4.6%
Distributors	29	22,175	5.0%	3,357	8.1%
Healthcare Facilities	42	21,837	5.0%	748	1.8%
Auto Parts & Equipment	39	19,156	4.4%	2,953	7.1%
Aerospace & Defense	6	13,704	3.1%	642	1.5%
Home Furnishing Retail	17	12,184	2.8%	1,692	4.1%
General Merchandise Stores	110	11,678	2.7%	1,035	2.5%
Metal & Glass Containers	8	11,054	2.5%	2,206	5.3%
Healthcare Services	17	11,021	2.5%	568	1.4%
Specialized Consumer Services	38	10,737	2.4%	684	1.6%
Life Sciences Tools & Services	6	9,907	2.3%	600	1.4%
Industrial Machinery	18	9,457	2.2%	1,823	4.4%
Other (41 industries)	94	122,196	27.7%	13,363	32.0%
Untenanted properties	1	—	—	10	—
Total	766	$439,767	100.0%	41,681	100.0%

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Diversification: Geography
(rent percentages based on ABR)

PORTFOLIO
CONCENTRATION
0.1–3%
3–6%
6–9%
9–11%

TOTAL PROPERTIES: 766   TOTAL STATES/PROVINCES: 44 U.S. states & 4 Canadian provinces

State / Province	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)		SF as a % of Total Portfolio	State / Province	# of Properties	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
TX	71	$44,057	10.0%	4,089	0	9.8%	MS	12	$4,217	1.0%	607	1.5%
MI	51	36,730	8.4%	4,010		9.6%	LA	5	3,857	0.9%	211	0.5%
FL	27	25,274	5.7%	1,543		3.7%	SC	13	3,450	0.8%	304	0.7%
OH	49	25,123	5.7%	1,833		4.4%	NE	6	3,448	0.8%	492	1.2%
CA	16	22,929	5.2%	2,215		5.3%	NJ	2	3,404	0.8%	266	0.6%
WI	25	22,337	5.1%	2,223		5.3%	IA	4	2,976	0.7%	622	1.5%
IL	29	22,217	5.1%	2,291		5.5%	NM	9	2,830	0.6%	107	0.3%
MN	21	20,540	4.7%	3,051		7.3%	UT	3	2,810	0.6%	280	0.6%
GA	35	17,071	3.9%	1,997		4.8%	WA	13	2,714	0.6%	69	0.2%
PA	32	16,056	3.7%	2,172		5.2%	CO	4	2,633	0.6%	126	0.3%
IN	27	14,838	3.4%	1,687		4.0%	MD	3	2,215	0.5%	205	0.5%
TN	47	13,522	3.1%	783		1.9%	CT	2	2,000	0.5%	55	0.1%
AL	53	13,191	3.0%	950		2.3%	MT	7	1,749	0.4%	43	0.1%
MA	4	11,942	2.7%	759		1.8%	DE	4	1,175	0.3%	133	0.3%
KY	22	9,237	2.0%	923		2.2%	ND	2	1,073	0.2%	24	0.1%
WV	18	9,182	2.0%	1,233		3.0%	VT	2	445	0.1%	24	0.1%
MO	19	9,178	2.0%	1,260		3.0%	WY	1	338	0.1%	21	0.1%
AZ	7	9,080	2.0%	747		1.8%	NV	2	282	0.1%	6	—
NC	25	8,980	2.0%	830		2.0%	OR	1	136	—	9	—
OK	24	8,673	2.0%	1,001		2.4%	Total U.S.	759	$431,798	98.2%	41,251	99.0%
AR	10	7,778	1.8%	340		0.8%	BC	2	$4,615	1.0%	253	0.6%
NY	28	7,410	1.7%	562		1.4%	ON	3	2,047	0.5%	101	0.2%
VA	15	5,118	1.2%	178		0.5%	AB	1	963	0.2%	51	0.1%
KS	7	4,936	1.1%	630		1.5%	MB	1	344	0.1%	25	0.1%
SD	2	4,647	1.1%	340		0.8%	Total Canada	7	$7,969	1.8%	430	1.0%
							Grand Total	766	$439,767	100.0%	41,681	100.0%

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Lease Expirations
(rent percentages based on ABR)

Expiration Year	# of Properties	# of Leases	ABR (’000s)	ABR as a % of Total Portfolio	Square Feet (’000s)	SF as a % of Total Portfolio
2026	8	8	$8,375	1.9%	976	2.4%
2027	25	25	29,622	6.7%	2,429	5.8%
2028	25	26	19,114	4.3%	1,596	3.8%
2029	60	36	18,976	4.3%	2,602	6.2%
2030	87	53	43,352	9.9%	3,786	9.1%
2031	43	38	9,923	2.3%	894	2.1%
2032	65	50	34,066	7.7%	3,491	8.4%
2033	51	25	20,245	4.6%	1,504	3.6%
2034	39	28	17,360	3.9%	1,426	3.4%
2035	22	17	16,981	3.9%	2,219	5.3%
2036	96	25	38,324	8.7%	3,857	9.3%
2037	23	13	30,100	6.8%	2,786	6.7%
2038	39	39	14,834	3.4%	1,337	3.2%
2039	21	17	23,037	5.2%	1,743	4.2%
2040	32	13	17,534	4.0%	923	2.2%
2041	42	11	26,981	6.1%	1,996	4.8%
2042	58	13	45,543	10.4%	4,803	11.6%
2043	3	2	8,160	1.9%	517	1.2%
2044	3	3	1,660	0.4%	103	0.2%
2045	4	3	7,350	1.7%	698	1.7%
Thereafter	8	2	8,230	1.9%	1,985	4.8%
Total leased properties	754	447	439,767	100.0%	41,671	100.0%
In-process developments	11	11	—	—	—	—
Untenanted properties	1	—	—	—	10	—
Total properties	766	458	$439,767	100.0%	41,681	100.0%

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Occupancy
Occupancy by Rentable Square Footage

99.4%
99.1%
99.8%
99.8%
99.1%
99.5%
99.8%
99.8%
100.0%
2023
2024
2025
2026
Q2'25
Q3'25
Q4'25
Q1'26
Q2'26

Change in Occupancy

Number of properties
Vacant properties at January 1, 2026	1
Lease expirations (a)	17
Leasing activities	(16)
Vacant properties at March 31, 2026	2
Lease expirations (a)	8
Leasing activities	(2)
Properties under redevelopment	(1)
Vacant dispositions	(6)
Vacant properties at June 30, 2026	1
(a)Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved and effective in the periods indicated above.

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Definitions and Explanations
Adjusted NOI, Annualized Adjusted NOI, Adjusted Cash NOI and Annualized Adjusted Cash NOI: Our reported results and net earnings per diluted share are presented in accordance with accounting principles generally accepted in the United States of America (GAAP). Adjusted NOI and Adjusted Cash NOI are non-GAAP financial measures that we believe are useful to assess property-level performance. We compute Adjusted NOI by adjusting Adjusted EBITDAre (defined below) to exclude general and administrative expenses incurred at the corporate level. Given the net lease nature of our portfolio, we do not incur general and administrative expenses at the property level. To compute Adjusted Cash NOI, we adjust Adjusted NOI to exclude non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non-cash items, based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter. We then annualize quarterly Adjusted NOI and Adjusted Cash NOI by multiplying each amount by four to compute Annualized Adjusted NOI and Annualized Adjusted Cash NOI, respectively, which are also non-GAAP financial measures. We believe Adjusted NOI and Adjusted Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. We believe that the exclusion of certain non-cash revenues and expenses from Adjusted Cash NOI is a useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by non-cash revenues or expenses. You should not unduly rely on Annualized Adjusted NOI and Annualized Adjusted Cash NOI as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported Adjusted NOI and Adjusted Cash NOI for future periods may be significantly different from our Annualized Adjusted NOI and Annualized Adjusted Cash NOI. Additionally, our computation of Adjusted NOI and Adjusted Cash NOI may differ from the methodology for calculating these metrics used by companies in our industry, and, therefore, may not be comparable to similarly titled measures reported by other companies.
Adjusted Secured Overnight Financing Rate (SOFR): We define Adjusted SOFR as the current one month term SOFR plus an adjustment of 0.10% per the terms of our credit facilities.
Annualized Base Rent (ABR): We define ABR as the annualized contractual cash rent due for the last month of the reporting period, excluding the impacts of short-term rent deferrals, abatements, or free rent, and adjusted to remove rent from properties sold during the month and to include a full month of contractual cash rent for investments made during the month.
Cash Capitalization Rate: Cash Capitalization Rate represents either (1) for acquisitions and new build-to-suit developments, our pro-rata share of the estimated first year cash yield to be generated on a real estate investment, which was estimated at the time of investment based on the contractually specified cash base rent for the first full year after the date of the investment, divided by the purchase price for the property excluding capitalized acquisition costs, or (2) for dispositions, the property’s ABR in effect immediately prior to the disposition, divided by the disposition price, or (3) for transitional capital, the contractual cash yield to be generated on total invested capital.
EBITDA, EBITDAre, Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized EBITDAre, Annualized Adjusted EBITDAre, and Pro Forma Annualized Adjusted EBITDAre: EBITDA, EBITDAre, Adjusted EBITDAre, Pro Forma Adjusted EBITDAre, Annualized EBITDAre, Annualized Adjusted EBITDAre, and Pro Forma Annualized Adjusted EBITDAre are non-GAAP financial measures. We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry. We believe that this ratio provides investors and analysts with a measure of our performance that includes our operating results unaffected by the differences in capital structures, capital investment cycles and useful life of related assets compared to other companies in our industry. We compute EBITDAre in accordance with the definition adopted by Nareit. Nareit defines EBITDAre as EBITDA excluding gains (loss) from the sales of depreciable property and provisions for impairment on investment in real estate. We believe EBITDA and EBITDAre are useful to investors and analysts because they provide important supplemental information about our operating performance exclusive of certain non-cash and other costs. Adjusted EBITDAre represents EBITDAre, adjusted to reflect revenue producing investments and dispositions for the quarter as if such investments and dispositions had occurred at the beginning of the quarter, and to exclude certain GAAP income and expense amounts that are either non-cash, such as cost of debt extinguishments, realized or unrealized gains and losses on foreign currency transactions, or gains on insurance recoveries, or that we believe are one time, or unusual in nature because they relate to unique circumstances or transactions that had not previously occurred and which we do not anticipate occurring in the future, and to eliminate the impact of lease termination fees, and other items that are not a result of normal operations. While investments in build-to-suit developments have an immediate impact to Net Debt, we do not make an adjustment to EBITDAre until the quarter in which the lease commences. We define our Pro Forma Adjusted EBITDAre as Adjusted EBITDAre adjusted to show the impact of estimated contractual revenues based on in-process development spend to-date. Our Pro Forma Net Debt is defined as Net Debt adjusted for estimated net proceeds from forward sale agreements that have not settled as if they have been physically settled for cash as of the period presented. We then annualize quarterly Adjusted EBITDAre and Pro Forma Adjusted EBITDAre by multiplying them by four (“Annualized Adjusted EBITDAre” and “Annualized Pro Forma Adjusted EBITDAre”). You should not unduly rely on this measure as it is based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre for future periods may be significantly different from our Annualized Adjusted EBITDAre. Adjusted EBITDAre and Annualized Adjusted EBITDAre are not measurements of performance under GAAP, and our Adjusted EBITDAre and Annualized Adjusted EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our Adjusted EBITDAre and Annualized Adjusted EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.
Funds From Operations (FFO), Core Funds From Operations (Core FFO), and Adjusted Funds From Operations (AFFO): FFO, Core FFO, and AFFO are non-GAAP measures. We believe the use of FFO, Core FFO, and AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO, Core FFO, and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute Core FFO by adjusting FFO to exclude certain GAAP income and expense amounts that we believe are infrequently recurring, unusual in nature, or not related to its core real estate operations, including write-offs or recoveries of accrued rental income, lease termination fees and other non-core income from real estate transactions, non-capitalized demolition and other redevelopment costs, severance and employee transition costs, and other extraordinary items. We compute AFFO by adjusting Core FFO for certain revenues and expenses that are non-cash or unique in nature, including straight-line rents, amortization of lease intangibles, amortization of debt issuance costs, adjustment to provision for credit losses, non-capitalized transaction costs such as acquisition costs related to deals that failed to transact, (gain) loss on interest rate swaps and other non-cash interest expense, deferred taxes, stock-based compensation, and other specified non-cash items.

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Definitions and Explanations (continued)
Gross Debt: We define Gross Debt as total debt plus debt issuance costs and original issuance discount.
Net Debt: Net Debt is a non-GAAP financial measure. We define Net Debt as our Gross Debt less cash and cash equivalents and restricted cash.
Occupancy: Occupancy or a specified percentage of our portfolio that is “occupied” or “leased” means as of a specified date the quotient of (1) the total rentable square footage of our properties minus the square footage of our properties that are vacant and from which we are not receiving any rental payment, and (2) the total square footage of our properties.
Rent Coverage Ratio: Rent Coverage Ratio means the ratio of tenant-reported or, when available, management’s estimate, based on tenant-reported financial information, of annual earnings before interest, taxes, depreciation, amortization, and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.
Same Store Rental Revenue: Represents cash base rents, net of uncollectible amounts, and excludes the amortization of above/below market leases, straight-line rent, operating expenses billed to tenants, net write-offs of accrued rental income, and other income from real estate transactions for properties that we owned for the entire year-to-date period for both current and prior year except for properties during the current or prior year that were under development. For purposes of comparability, same store rental revenue is presented on a constant currency basis by applying the exchange rate as of the balance sheet date to base currency rental revenue.
Straight-line Yield: Straight-line yield represents our pro-rata share of the estimated first year yield to be generated on a real estate investment, which was computed at the time of investment based on the straight-line annual rental income computed in accordance with GAAP, divided by the purchase price.
Definitions Related to Development Properties:
•Estimated Cash Capitalization Rate: Calculated by dividing the estimated first year cash yield to be generated on a real estate investment by the Estimated Total Project Investment for the property.
•Estimated Stabilized ABR: The Estimated Stabilized ABR represents estimated ABR expected at the completion of our redevelopment projects based on current expected market rates or executed leases.
•Estimated Straight-line Yield: Represents the estimated first year yield to be generated on a real estate investment, which was computed at the time of investment based on the estimated annual straight-line rental income computed in accordance with GAAP, divided by the Estimated Total Project Investment.
•Estimated Total Project Investment: Represents the estimated costs to be incurred to complete development of each project, inclusive of any economic incentive amounts expected to be received. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs consisting of capitalized interest and other acquisition costs. Redevelopment projects include remaining GAAP basis of the property from the initial purchase, which includes impacts of depreciation, accelerated depreciation, or impairments.
•Original Property ABR: The Original Property ABR represents total ABR at the time of our expiring leases for our redevelopment projects.
•Start Date: The Start Date represents the period in which we have acquired access to the land and begun physical construction on a property. For redevelopments, this date also represents the date of the expiring leases from our Original Property ABR.
•Target Stabilization Date: The Target Stabilization Date is our current estimate of the period in which we will have substantially completed a project and we expect to begin collecting rents. We expect to update our timing estimates on a quarterly basis.

BROADSTONE NET LEASE, INC. | www.broadstone.com | © 2026 Broadstone Net Lease, LLC. All rights reserved.	36